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                                                                      EXHIBIT 11

                         CHATTEM, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS FOR THE YEARS ENDED NOVEMBER 30, 1998, 1997 AND 1996

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   1998       1997         1996
                                               --------   --------   ----------
NET INCOME:
   Income before extraordinary loss .........  $ 18,128   $  7,255   $    3,804
   Extraordinary loss .......................    (2,859)    (1,370)        (532)
                                               --------   --------   ----------
          Net income ........................  $ 15,269   $  5,885   $    3,272
                                               ========   ========   ==========

COMMON SHARES:
   Weighted average number outstanding ......     9,374      8,793        8,052
   Number issued upon assumed exercise of
     of outstanding stock options and stock
     warrants ...............................       361        330           91
                                               --------   --------   ----------
   Weighted average number of common and
      common equivalent shares outstanding ..     9,735      9,123        8,143
                                               ========   ========   ==========

NET INCOME (LOSS) PER COMMON SHARE:
  Basic:
     Income before extraordinary loss .......  $   1.93   $    .83   $      .47
     Extraordinary loss .....................      (.30)      (.16)        (.06)
                                               --------   --------   ----------
          Total basic .......................  $   1.63   $    .67   $      .41
                                               ========   ========   ==========
  Diluted:
     Income before extraordinary loss .......  $   1.86   $    .80   $      .47
     Extraordinary loss .....................      (.29)      (.15)        (.07)
                                               --------   --------   ----------
          Total diluted .....................  $   1.57   $    .65   $      .40
                                               ========   ========   ==========